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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Lantronix. Inc. 1993 Incentive Stock Option Plan, 1994 Nonstatutory Stock Option Plan, 2000 Stock Plan and 2000 Employee Stock Purchase Plan, of our report dated August 30, 2000, with respect to the consolidated financial statements and schedule of Lantronix, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 2000.

                                          /s/ Ernst & Young LLP

Orange County, California
September 28, 2000